UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBMF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), held its annual general meeting of shareholders (the “Annual Meeting”) on June 25, 2026 in a virtual-only format. As of May 15, 2026, the record date for the Annual Meeting, there were outstanding 29,032,896 shares of the Company’s ordinary shares. At the Annual Meeting, there were present, in person or by proxy, holders of 23,074,367 ordinary shares, or approximately 79.48% of the total outstanding ordinary shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The Company’s shareholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on May 22, 2026: (i) to elect two Class III directors of the Company, Bruce Felt and Kevin Lynch, each to serve for a two-year term expiring at the Company’s annual meeting of shareholders in 2028 and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal and three Class I directors of the Company, Atul Bhatnagar, Alexander Slusky and Morgan Kurk, each to serve for a three-year term expiring at the Company's annual meeting of shareholders in 2029 and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”), (ii) to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”), (iii) to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers (the “say-on-pay”) (“Proposal 3”), (iv) to approve, on a non-binding, advisory basis, the frequency (every year, every two years or every three years) of future advisory votes on the compensation of the Company's named executive officers (the “say-on-frequency”) (“Proposal 4”), (v) to approve a reverse share split (“Proposal 5”), (vi) to approve an amendment to the Company's Memorandum and Articles of Association to grant its board of directors the power to deal with any fractional shares resulting from a consolidation or division of the Company's share capital (the “Fractional Share Amendment”) (“Proposal 6”), and (vii) to approve of an amendment to the Company's Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ratio selected by the board of directors (the “RSS Amendment”) (“Proposal 7”).

On Proposal 1, the election of two Class III directors, and three Class I directors, the Company's shareholders cast their votes as follows:

Class III Director Nominee	For	Withheld	Broker Non-Vote
Bruce Felt	16,177,072	413,716	6,483,579
Kevin Lynch	16,183,267	407,521	6,483,579

Class I Director Nominee	For	Withheld	Broker Non-Vote
Atul Bhatnagar	16,128,859	461,929	6,483,579
Alexander Slusky	16,419,876	170,912	6,483,579
Morgan Kurk	16,139,012	451,776	6,483,579

On Proposal 2, the ratification of the appointment of BDO USA, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2026, the Company's shareholders cast their votes as follows:

For	Against	Abstain
22,368,200	663,364	42,803

On Proposal 3, the approval, on a non-binding, advisory basis, the compensation of the Company's named executive officers (the “say-on-pay”), the Company's shareholders cast their votes as follows:

For	Against	Withheld/Abstain	Broker Non-Vote
16,123,519	438,677	28,592	6,483,579

On Proposal 4, the approval, on a non-binding, advisory basis, the frequency (every year, every two years or every three years) of future advisory votes on the compensation of the Company's named executive officers (the “say-on-frequency”), the Company's shareholders cast their votes as follows:

1 Year	2 Years	3 Years	Withheld/Abstain	Broker Non-Vote
593,405	571,828	15,316,241	109,314	6,483,579

On Proposal 5, the approval of a reverse share split, the Company's shareholders cast their votes as follows:

For	Against	Withheld/Abstain
20,377,197	1,154,911	1,542,259

On Proposal 6, the approval of an amendment to the Company's Memorandum and Articles of Association to grant its board of directors the power to deal with any fractional shares resulting from a consolidation or division of the Company's share capital (the “Fractional Share Amendment”), the Company's shareholders cast their votes as follows:

For	Against	Withheld/Abstain	Broker Non-Vote
16,210,876	343,731	36,181	6,483,579

On Proposal 7, the approval of an amendment to the Company's Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ratio selected by the board of directors (the “RSS Amendment”), the Company's shareholders cast their votes as follows:

For	Against	Withheld/Abstain
21,811,250	1,060,757	202,360

No other matters were submitted to or voted on by the Company's shareholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	June 26, 2026	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer